                                                                    Exhibit 10.5



                       PETROLEUM DEVELOPMENT CORPORATION
                           DEFERRED COMPENSATION PLAN



Effective December 29, 1994
         ---------------------

                               TABLE OF CONTENTS

ARTICLE I, Definitions

     1.01  Beneficiary                                    1
     1.02  Board                                          1
     1.03  Bonus Compensation                             1
     1.04  Corporation                                    1
     1.05  Contingent Deferred Obligation                 1
     1.06  Deferred Compensation                          1
     1.07  Disability                                     1
     1.08  Hardship                                       1
     1.09  IRC                                            2
     1.10  Net Profits                                    2
     1.11  Participant                                    2
     1.12  Plan                                           2
     1.13  Plan Administrator                             2
     1.14  Retirement                                     2
     1.15  Trust                                          2
     1.16  Voluntary Bonus Compensation Agreement         2
     1.17  Year                                           3
     1.18  Year-End Bonus                                 3

ARTICLE II, Allocation of Bonus to Participants

     2.01  Year-End Bonus                                 3
     2.02  Amount of Year-End Bonus                       3
     2.03  Other Bonus Compensation                       3
     2.04  Payment of Deferred Compensation               3

ARTICLE III, Accounts and Investments

     3.01  Accounts                                       3
     3.02  Establishment of Trust                         4
     3.03  Allocation to Accounts                         4

                       PETROLEUM DEVELOPMENT CORPORATION
                           DEFERRED COMPENSATION PLAN

                                    Preamble
                                    --------

This Plan is an unfunded deferred compensation arrangement for a select group of management or highly-compensated personnel. The purpose of the Plan is to enable Plan Participants to defer a portion of their compensation and receive benefits at retirement, separation from service, death, or in the event of financial hardship due to unforeseeable emergencies.

                                   ARTICLE I
                                  Definitions
                                  -----------

1.01 "Beneficiary" means the person(s) or entity designated by a Participant to receive death benefits, if any, which are payable from the Plan.

1.02 "Board" means the Board of Directors of the Corporation.

1.03 "Bonus Compensation" means an amount in excess of a Participant's regular salary to which a Participant becomes entitled (i) as a Year-End bonus; or (ii) at any other time during a Year.

1.04 "Corporation" means Petroleum Development Corporation, a Nevada corporation, and its corporate successors.

1.05 "Contingent Deferred Obligation" means the total amount of the Corporation's contingent liability for payment of deferred benefits under the Plan.

1.06 "Deferred Compensation" means the amount of Bonus Compensation, the payment of which is deferred under this Plan pursuant to Article II.

1.07 "Disability" means a mental or physical disability which prevents a Participant from engaging in any gainful employment and which the federal Social Security Administration has determined is a disability for purposes of receiving Social Security disability benefits.

1.08 "Hardship" means a Participant's severe financial hardship resulting from a sudden or unexpected (i) illness or accident of the Participant or the Participant's spouse or dependent; (ii) loss of Participant's property due to casualty; or (iii) other similar extraordinary and unforeseeable circumstances arising as a result of events outside of the Participant's control. The existence of a "Hardship" shall be determined pursuant to the particular facts and circumstances applicable to each individual case. However, under no circumstances shall a "Hardship" be deemed to exist to the extent that the hardship can be relieved through:

          (1)  reimbursement through insurance or   otherwise; or

          (2)  liquidation of the Participant's   assets, provided that such
               liquidation would not itself cause a Hardship; or

          (3) termination of a Voluntary Bonus Compensation Agreement, which provides for the deferral of compensation under this Plan; or

          (4) the Participant's election to receive his Year-End Bonus as immediately payable cash compensation.

1.09 "IRC" means the Internal Revenue Code of 1986, as it may be amended from time to time, and includes regulations and rulings thereunder.

1.10 "Net Profits" means the net income for a Year as shown by or included in Corporation's consolidated statement of income.

1.11 "Participant" means those executive employees of the Corporation who have been designated by the Board as eligible to participate in the Plan.

1.12 "Plan" means this Deferred Compensation Plan as it may be amended from time to time.

1.13 "Plan Administrator" means the person, persons, or entity designated by the Board to administer the Plan.

1.14 "Retirement" occurs when a Participant has actually retired from his employment with the Corporation. Termination of employment prior to the time that the Participant is entitled to receive retirement benefits from the tax qualified plans maintained by the Corporation shall not be deemed to be Retirement.

1.15 "Trust" means the trust established by the Corporation for purposes of satisfying the Corporation's Contingent Deferred Obligation and for paying expenses associated with the Plan. The Trust is intended to be an employer grantor trust as defined in IRC (S)(S)671-679. The declaration or agreement of Trust shall, together with this instrument, constitute the governing documents of the Plan.

1.16 "Voluntary Bonus Compensation Agreement" means an agreement between the Participant and the Corporation pursuant to which the Participant has elected (i) to defer the receipt of his Bonus Compensation, other than his Year-End Bonus, under this Plan; or (ii)- to receive his Year-End Bonus as cash compensation, payable as soon as practical following the close of the Year in which it was earned. A Voluntary Bonus Compensation Agreement shall remain in effect only with respect to a single Year. If the Participant fails to execute and deliver a Voluntary Bonus Compensation Agreement to the Plan Administrator,
(i) his Year-End Bonus shall continue to be deferred under this Plan; and (ii) any other Bonus Compensation shall not be deferred, but shall be paid during the Year for which it was earned.

1.17 "Year" means the Corporation's fiscal year as now constituted or as it may be changed hereafter from time to time.

1.18 "Year-End Bonus" means the Bonus Compensation, if any, to which the Participant may become entitled at the end of a Year. A Participant's Year-End Bonus is automatically treated as Deferred Compensation unless a Participant elects otherwise prior to the Year in which the Year-End Bonus was earned.

                                   ARTICLE II

                      Allocation of Bonus to Participants
                      -----------------------------------

2.01.  Year-End Bonus.  For each Year, the Corporation shall declare a Year-End
       --------------
Bonus for each Participant, receipt of which shall be automatically deferred pursuant to this Plan, unless, prior to beginning of that Year, the Participant entered into a Voluntary Bonus Compensation Agreement under which he irrevocably elected to receive his Year-End Bonus as cash compensation, payable as soon as practicable following the end of the Year. For the Year in which this Plan first becomes effective, the Participant shall have no right to elect to receive cash compensation in lieu of the automatic deferral of his Year-End Bonus under this Plan.

2.02      Amount of Year-End Bonus. The amount of the Participant's Year-End
          ------------------------
Bonus shall be a minimum of $30,000, or such greater amount as may be declared by the Board.

2.03      Other Bonus Compensation.  For each Year, a Participant shall have the
          ------------------------
right to elect to defer the amount of his Bonus Compensation, if any, (other than his Year-End Bonus, which shall be deferred or not pursuant to section 2.01) under this Plan. Such an election shall be effective only if the Participant has executed and filed with the Plan Administrator a Voluntary Bonus Compensation Agreement, prior to the beginning of the Year in which the Bonus Compensation would otherwise be payable.

2.04      Payment of Deferred Compensation.  Payment of the Bonus Compensation
          --------------------------------
deferred under this Plan (adjusted for gains and losses and expenses as applicable) shall be deferred until such Participant's retirement, other termination of employment, Disability, death, or Hardship, as hereinafter provided.


                                  ARTICLE III

                            Accounts and Investments
                            ------------------------

3.01      Accounts.  The Plan Administrator shall cause an account to be kept in
          --------
the name of each Participant and each Beneficiary of a deceased Participant, which shall reflect the value of the Participant's Deferred Compensation, adjusted for investment gains and losses, if any, and Plan expenses not directly paid by the Corporation.

3.02      Establishment of Trust. As soon as practical following the adoption of
          ----------------------
this Plan, the Corporation shall establish one or more Trusts. In any Year in which the Corporation has Net Profits, the Corporation shall deposit into the Trust an amount equal to the Bonus Compensation deferred for that Year under the Plan (and for any prior Year for which no deposit was made because the Corporation had no Net Profits) where it shall be invested and re-invested in accordance with the terms of he Trust.

3.03      Allocation to Accounts. The income and gains and losses, both realized
          ----------------------
and unrealized, from investments made pursuant to section 3.02, net of any expenses properly chargeable thereto shall be determined annually at, the close of the Year by the Plan Administrator or his designee. An amount equal to the net income or loss as so determined shall be allocated among the accounts of the Participants concerned in proportion to the values of their respective account balances. Amounts so allocated shall increase or decrease, as the case may be, the future benefits receivable by such Participants or their Beneficiaries.

3.04 Valuation Upon Distribution Event. Upon the Participant's Retirement,
     ---------------------------------
death, Disability, or termination of employment with the Corporation for any other reason, or in the event the Participant is to receive a Hardship distribution, the Plan Administrator shall determine the fair market value, determined as of the date of such event and in accordance with section 3.03, of the Participant's account.

3.05 Installment Payments.  If the Participant (or his Beneficiary) is to
     --------------------
receive installment distributions of the amount determined in section 3.04 the undistributed amount of the Participant's account shall continue to be credited or debited, as the case may be, with an allocated share of the Plan's investment gains and losses, and expenses.

3.06 Ownership of Assets.  Title to or equitable ownership of any assets,
     -------------------
whether cash or investments, which the Corporation may set aside or earmark to meet its Contingent Deferred Obligation hereunder, shall at all times remain in the Corporation (or, if applicable, the Trust established pursuant to section 3.02). No Participant or Beneficiary shall under any circumstances acquire any property interest in any specific assets of the Corporation or the Trust.

3.07.  Rights of Creditors.   Funds invested hereunder shall continue for all
       -------------------
purposes to be a part of the general funds of the Corporation, except as they may be deposited in the Trust, where they shall nonetheless remain subject to the claims of the Corporation's creditors. No person other than the Corporation, or if applicable, the Trust, shall by virtue of the provisions of this Plan,
have any interest in such funds.   To the extent that any Participant,
Beneficiary, or other person or entity acquires a right to receive payments from the Corporation under this Plan, such right shall be no greater than the right of any unsecured general creditor of the Corporation.

                                   ARTICLE IV

                Distributions Form of Payment and Beneficiaries
                -----------------------------------------------

4.01      Commencement of Distributions   Except as provided in section 4.05
          -----------------------------
(relating to Hardship distributions), distribution shall commence or be made to the Participant (or if applicable, his Beneficiary) as soon as practical following the earliest of:

          (a)  the Participant's Retirement;

          (b) the date on which the Participant is determined to be suffering from a Disability;

          (c)  the Participant's death; or

          (d) the Participant's termination of employment with the Corporation for reasons other than Retirement, death, or Disability.

4.02 Normal Form of Payment.  Unless the Participant elects otherwise pursuant
     ----------------------
to section 4.03, the Participant's Plan benefit shall be payable (i) in the event of the Participant's Retirement or Disability, in five annual installments; (ii) in the event of the Participant's death or termination of employment for reasons other than death, Disability, or Retirement, in a single lump sum. Distributions (either in the form of a lump sum or annual installment) for any year shall be made as soon as practical following the end of such year.

4.03 Election of Alternative Form of Retirement Disability or Death
     --------------------------------------------------------------
Distributions
-------------

          (a) In lieu of the normal form of payment designated in section 4.02, when first becoming a Participant hereunder, a Participant may elect in a signed writing filed with the Plan Administrator to have his benefits payable at Retirement or Disability, as may apply, distributed in one of the following alternative forms: (i) ten annual installments; or (ii) a single lump sum payment. The Participant may also elect in the same manner for any benefit payable as a result of his death to be distributed in one of the following forms in lieu of the normal form designated in section 4.02: (i) ten annual installments; or (ii) five annual installments. The election of an alternative form of Disability or Death distribution shall be irrevocable. The Participant may elect to change the form of his Retirement distribution to the normal form of payment described in section 4.02, or to an alternative form provided in this section 4.03 by filing a signed and written election with the Plan Administrator no later than one year before the Participant's Retirement.

     (b) A Participant shall have no right to elect an alternative form of distribution with respect to a distribution made because of the Participant's termination of employment for reasons other than death, Retirement, or Disability.

4.04 Participant's  Death  After  Installment  Distribution
     ------------------------------------------------------

Commences.  If the Participant dies after the distribution of his interest in
---------
installments has commenced, the Plan Administrator may elect to either immediately distribute the Participant's remaining interest to the Participant's Beneficiary; or to continue distributions pursuant to the form of distribution in effect as of the Participant's death.

4.05 Distributions Due to Hardship.
     -----------------------------

     (a) A Participant may request a distribution due to Hardship by submitting a signed and written request to the Plan Administrator, together with evidence demonstrating that the circumstances in question constitute a Hardship. The Plan Administrator shall have the authority to require such evidence as, in its sole discretion, it deems necessary to determine if a Hardship distribution is warranted and shall have the sole and exclusive discretion to make such determination. The amount of distribution due to a Hardship shall be limited to the amount sufficient to meet the emergency constituting the Hardship, The allowed Hardship distribution shall be paid in a single lump sum as soon as practical following the Plan Administrator's determination that a Hardship exists.

     (b) A Participant who has commenced receiving installment payments from the Plan may request acceleration of such payments in the event of a Hardship. The Plan Administrator may permit accelerated payments to the such extent that such acceleration does not exceed the amount necessary to meet the emergency constituting the Hardship.


4.06 Designation of Beneficiaries. Each Participant shall have the right to
     ----------------------------
designate beneficiaries who are to succeed to the Participant's contingent right to receive future payment of Plan benefits in the event of the Participant's death. No designation of beneficiaries shall be valid unless in writing signed by the Participant, dated, and filed with the Plan Administrator. Beneficiaries may be changed without the consent of any prior beneficiaries.

4.07 Failure of Beneficiary Designation. If a Participant fails to designate a
     ----------------------------------
Beneficiary or the designated Beneficiary does not survive the Participant, distribution shall be made to the surviving person or persons in the first of the following classes of successive preference:

     The Participant's

     (a)  spouse;

     (b)  children, per stirpes;

     (c)  parents;

     (d)  brothers and sisters;

     (e)  estate.

                                   ARTICLE V

                              Plan Administration
                              -------------------

5.01.  Plan Administrator.  The Board shall designate a Plan Administrator to
       ------------------
administer the Plan. The Plan Administrator shall have sole discretionary responsibility to interpret and construe the terms of the Plan and for determining eligibility for Plan benefits. The books and records to be maintained for the purpose of the Plan shall be maintained by the Plan Administrator at the Corporation's expense and subject to the supervision and control of the Board. All expenses of administering the Plan shall be paid by the Corporation either from funds set aside or earmarked under the Plan or from other funds.

5.02 Accounts Valuation and Expenses.  The Plan Administrator shall establish
     -------------------------------
and maintain accounts for each Participant and Beneficiary of a deceased Participant. Such accounts shall be valued at fair market value as of the last day of each Year and may be valued more frequently if the Plan Administrator, in its sole discretion, determines that additional valuation(s) are necessary or appropriate for the proper administration of the Plan. The account shall reflect the amount of the Participant's Deferred Compensation, adjusted for investment gains and losses, and shall be reduced by an allocated share of administrative
expenses and investment not paid directly by the Corporation.   Each Participant
(or Beneficiary of a deceased Participant) shall receive a statement of his account balance following any valuation.

5.03.  Protective Provisions. No member of the Board or the Plan Administrator,
       ---------------------
or the trustee of the Trust (and no officer or employee of any of them) shall be liable to any person for any action taken or omitted in connection with the administration of this Plan unless attributable to his own fraud or willful misconduct; nor shall the Corporation be liable to any person for any such action unless attributable to fraud or wilful misconduct on the part of a director, officer or employee of the Corporation.

                                   ARTICLE VI

                     Amendment and Termination of the Plan
                     -------------------------------------

6.01.  Amendment.  The Plan may be amended in whole or in part from time to time
       ---------
by the Board.

6.02 Termination.  The Corporation hopes to continue this Plan indefinitely, but
     ------------
nonetheless reserves the right to terminate the Plan in whole or in part at any
time and without liability for such termination  or  discontinuance.   Upon Plan
termination or discontinuance, all deferrals into the Plan shall cease and benefits shall be paid at the times and in the manners specified in Article IV.

6.03 No Effect on Existing Rights.  An amendment to or the termination of the
     ----------------------------
Plan shall not adversely affect the rights of a Participant (or the Beneficiary of a deceased Participant) with respect to Deferred Compensation theretofore allocated to the Participant's (or Beneficiary's) Plan account.

6.04 Notice.   Notice of every amendment or of the Plan's termination or
     ------
discontinuance shall be given in writing to each Participant and Beneficiary, to the Plan Administrator, and to the trustee of the Trust.


                                  ARTICLE VII

                                 Miscellaneous
                                 -------------

7.01 No Modification of Employment Rights.   Neither the establishment of the
     ------------------------------------
Plan nor any modification thereof, nor the payment of any benefits shall be construed as giving any Participant or Beneficiary or any other person or entity any legal or equitable right against the Corporation except as expressly provided in the Plan. The terms of employment of any Participant shall not be modified or affected by the Plan.

7.02 Assignment Prohibited. Plan benefits shall not be assigned, sold,
     ---------------------
transferred, or encumbered prior to their actual receipt by a Participant or Beneficiary, Any attempt to assign, sell, transfer or encumber a Plan benefit shall be null and void. A Participant's or Beneficiary's rights under this Plan shall not be subject to attachment, garnishment or other legal process.

7.03.  Pronouns.  When used in this instrument, (i) the masculine pronoun shall
       --------
include the feminine; and (ii) the singular form shall include the plural form, where applicable, and vice versa.

7.04 No Representations. The Corporation does not represent or guarantee (i)
     ------------------
that any particular federal or state income, payroll, personal property, or other tax consequences will result from participation in the Plan; and (ii) successful investment of Deferred Compensation.

7.05 Severability. If a court of competent jurisdiction declares that any
     ------------
provision of the Plan is unenforceable or invalid, the remaining Plan provisions shall remain fully effective.

7.06 Applicable Law. Except as the Corporation may be required
     --------------
to comply with the corporate laws of its state of incorporation, this Plan shall be construed in accordance with the laws of the state of West Virginia, where it is made.

7.07 Counterparts.  This instrument may be executed in any number of
     ------------
counterparts, each of which shall be deemed to be an original.

     The establishment of a Deferred Compensation Plan was authorized by the Board of Directors of Petroleum Development Corporation at the November 21, 1994 meeting, and this Deferred Compensation Plan was approved by the Board on December 29, 1994.



                         By: /s/ Steven R. Williams
                            -----------------------------
                              Steven R. Williams
                              President



Attest: /s/ Roger J. Morgan
       ------------------------
       Roger J. Morgan
       Secretary